UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 3, 2013, United States Cellular Corporation (“U.S. Cellular”), entered into a Term Sheet relating to the Partnerships (as defined below) with Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”).  Pursuant to its terms, the Term Sheet became effective on April 3, 2013.

U.S. Cellular holds a 60.00% interest in St. Lawrence Seaway RSA Cellular Partnership (“NY1”) and a 57.14% interest in New York RSA 2 Cellular Partnership (“NY2” and, together with NY1, the “Partnerships”).  The remaining interests are held by Verizon Wireless.  The Term Sheet provides that the agreements governing the Partnerships (the “Partnership Agreements”), will be amended to reflect the changes effected by the Term Sheet.

The Partnerships are operated by Verizon Wireless under the Verizon Wireless brand.  Because U.S. Cellular owns a greater than 50% interest in each of these markets, and based on U.S. Cellular’s rights under the Partnership Agreements, prior to April 3, 2013, U.S. Cellular consolidated the financial results of these markets in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Term Sheet amends the Partnership Agreements in several ways, which provide Verizon Wireless with substantive participating rights that allow Verizon Wireless to make decisions that are in the ordinary course of business of the Partnerships and which are significant to directing and executing the activities of the business.   Accordingly, as required by GAAP, effective April 3, 2013, U.S. Cellular has deconsolidated the Partnerships and thereafter will report them as equity method investments in its consolidated financial statements (the “Deconsolidation”).  Under the instructions to Form 8-K, the Deconsolidation is treated as a disposition of the Partnership interests.  This is only a deconsolidation for accounting purposes and does not represent a disposition or change in control for regulatory or other purposes.

The consideration for U.S. Cellular’s agreements under the Term Sheet includes the agreements of Verizon Wireless under the Term Sheet as determined through arm’s length negotiations, including a 700 MHz radio spectrum lease to the Partnerships for the geographical areas in which the Partnerships operate. In addition, the Partnerships’ will have greater rights with respect roaming access by their customers on the Verizon 4G LTE network nationwide.  The Term Sheet did not require the delivery of any funds in connection with the Deconsolidation on April 3, 2013.

Because the Deconsolidation meets one of the significance tests specified in Item 2.01 of Form 8-K, U.S. Cellular is filing, as Exhibit 99.1 to this Form 8-K, unaudited pro forma financial information for U.S. Cellular as of December 31, 2012 and for the year ended December 31, 2012 that give effect to the Deconsolidation.

In addition to the foregoing described arrangements, U.S. Cellular has certain arms’ length, ordinary business relationships with Verizon Wireless and its affiliates, including the following:  (i) U.S. Cellular and Verizon Wireless are parties to roaming agreements; and (ii) U.S. Cellular has a 5.5% ownership interest in the Los Angeles SMSA Limited Partnership, and partnership interests in other wireless partnerships, which are controlled by and managed by Verizon Wireless.

Item 9.01.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

The unaudited pro forma financial information of U.S. Cellular as of December 31, 2012 and for the year ended December 31, 2012 that give effect to the Deconsolidation, as discussed above in item 2.01, are attached as Exhibit 99.1.

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	April 9, 2013

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Unaudited pro forma financial information of U.S. Cellular as of December 31, 2012 and for the year ended December 31, 2012 that give effect to the Deconsolidation.

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement